Exhibit 10.2

Zhejiang Kandi Technologies Group Co., Ltd.

Labor Contract

Party A: Zhejiang Kandi Technologies Group Co., Ltd.

Address: New Energy Vehicle Town, Jinhua City, Zhejiang Province, China

Party B: __Hu Xiaoming________________________
ID No. ___________________________________________

Party A and Party B make this contract on the principle of voluntaries and equality through mutual negotiation in accordance with Labor Law of the People’s Republic of China and other relevant prescriptions.

1. Term of labor contract

The term of contract shall be five year(s) from this 10th day of June, 2023 to this 9th day of June, 2028.

2. Scope of work

Party B agrees to work at the post of Chairman of the Company and shall fulfill the task assigned for the post. If required by work, Party B agrees to change the post.

3. Work condition and labor protection

Party A shall set up regulation on production safety and labor protection, and provide Party B with labor protection articles.

Party B shall work in according with the safety operating procedure to ensure safety production. If Party B does not operate according to the standard operating procedure set by Party A, Party B shall make compensation for the economical losses caused to Party A.

4. Labor discipline

Party B shall comply with the regulation that is set up by Part A in accordance with the Law and shall obey the management of Party A. If Party B breaches the regulation, Party A may give appropriate punishment to Party B in accordance with the regulations.

5. Labor compensation

Labor compensation is executed according to Method One.

Method One: the labor compensation is made by Party A based on the rule of distribution according to work. Party B’ s labor compensation is made in accordance with the compensation regulation and method set by Party A

Method Two: Annual wage system. Annual wage is RMB ____yuan, which is pre-tax wage. At the end of each year, the amount and payment manner of bonus,based on the the Company’s performance,shall be determined by the Board of directors. The annual wage includes all the wage subsidies and over time payment.

6. Social insurance and welfare benefits

Social insurance and welfare benefits shall be subject to Party A's regulations.

7. Change and cancellation of contract.

(1)	If circumstances change, such as Party A adjusts production or production projects, the two parties can change the content of labor contract by consensus.

(2)	During the term of contract, each of the two parties can terminate the contract under the circumstances according to the prescriptions of Labor Law upon thirty days’ prior written notice to the other party.

(3)	Party B has any of the following circumstances, Party A may terminate the contract at any time:

①	Party B breaches the working regulation or operating procedure causing an accident, or has dereliction of duty causing serious consequences;

②	Party B seriously breaches work order resulting in unmoral work of Party A;

③	Party B seriously breaches the regulations or labor discipline of Party A;

④	Party B is sentenced to detention or imprisonment or penalty suspended or re-education through labor.

8. Termination of contract

(1)	Under any of the following circumstances, the contract shall be terminated.

①	The contract will be terminated at the expiration date. If any party requests for renewal of the contract, it shall notify the other party. The procedures for renewal of the contract can be made upon mutual consensus of the two parties

②	Retirement or quit of Party B shall comply with relevant national regulations.

(2)	After the termination of the contract, Party A shall provide Party B with Certification of Termination of Labor Contract, and follow relevant procedures.

9. Breach Liabilities

(1)	The contract shall come into effect once being signed and shall be performed strictly by both parties.

(2)	Should any party breach the contract, the liable party shall bear the legal responsibility, and make compensation for economic losses caused to the other party in view of the result and its liability.

(3)	If Party B leaves his post without permission, and cause the termination of the contract, and caused direct economic losses to Party A, Party B shall make compensation according to the losses. If the economic losses are immeasurable, t Party B shall make compensation equal to the amount of his one month’s salary per year.

10. Others

11. Any dispute arising out of performance of the contract may be settled by negotiation of the two parties, otherwise shall be settled according to laws.

12. The contract is made in quadruplicate, with two copies held by Party A, one held by Party B and one shall be filed in supervision authority.

13. Special Agreement: This Contract shall come into force after being signed by both parties and signed and sealed by the Legal Department of Kandi Group.

Party A:	Party B: Hu Xiaoming

Zhejiang Kandi Technologies Group Co., Ltd

/s/ Seal Affixed	/s/ Hu Xiaoming

Date: May 31, 2023

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